Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Jennifer Culter
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9511
kpatterson@websense.com	jculter@websense.com

N E W S   R E L E A S E

Websense Confirms First Quarter Results

Revenue and operating cash flow at record levels

SAN DIEGO, April 25, 2006—Websense, Inc. (NASDAQ: WBSN), a global leader in web security and web filtering productivity software, today announced its financial results for the first quarter ended March 31, 2006.

Revenue in the first quarter was a record $42.4 million, an increase of 24 percent from the first quarter of 2005. Net income calculated using generally accepted accounting principles (GAAP) was $8.2 million, or 17 cents per diluted share. First quarter non-GAAP net income, which excludes stock-based compensation expense and the related tax effects, increased 37 percent from the first quarter of 2005 to $11.8 million, or 24 cents per diluted share. Per share amounts reflect a two-for-one stock split effected through a stock dividend on March 17, 2006.

Billings for the first quarter were $39.0 million, an increase of 10 percent from the first quarter of 2005. Billings represent the full amount of subscription contracts billed to customers during the quarter. The difference between billings booked and revenue recognized in the first quarter resulted in a decrease in deferred revenue of $3.4 million from the end of December, bringing total deferred revenue to $176.5 million at the end of March.

“Our first quarter results demonstrate the soundness and predictability of our subscription-based business model, as well as the strength of our security offerings. Although our billings performance was unfavorably impacted by sales execution issues in North America and normal seasonality, our revenue reached record levels and our earnings exceeded guidance,” said Gene Hodges, Websense president and chief executive officer. “We are addressing these issues through on-going marketing programs and increased channel focus, and believe we are well positioned for the remainder of 2006 and beyond with new products, excellent channel relationships and expanded technology partnerships.”

“Websense leads the market in providing highly effective, yet easy to install and administer, web security solutions. The ability of the Websense® Security Labs™ to identify and investigate new web-based threats early in the attack cycle translates into proactive protection for our customers. In fact, the

Websense Security Labs team was able to identify the recent Internet Explorer vulnerabilities and notify subscribers to Real Time Security Updates™ within hours of the first exploit, providing unparalleled zero-day protection. Demand for this level of security continues to increase and will help drive growth in our billings and revenue,” added Hodges.

First Quarter Operating Model

For the first quarter of 2006, GAAP operating income was $10.4 million, or approximately 24 percent of revenue. Cost of revenue, which includes on-going investments in maintaining the company’s URL, application and protocol databases, was eight percent of revenue, resulting in gross margin of approximately 92 percent of revenue.

Non-GAAP operating income, which excludes approximately $4.7 million in stock-based compensation expense, was a record $15.1 million or approximately 36 percent of revenue.

The company ended the first quarter of 2006 with $348.4 million in cash and investments, an increase of $28 million from the end of 2005, and zero debt. During the quarter, the company generated $32.7 million in net operating cash flow. The company also spent approximately $8.9 million to repurchase 300,000 shares of the company’s common stock at an average price of $29.68. To date, Websense has repurchased 4,170,000 shares out of eight million shares authorized for repurchase by the Board of Directors.

Recent Business and Product Development Highlights

In addition to record revenue results, business and product development highlights from the first quarter included:

•                  The naming of Gene Hodges, formerly president of McAfee, as Websense president and chief executive officer and as a member of the Websense Board of Directors.

•                  The integration of the full features and functionality of the Websense Web Security Suite™ with Crossbeam Systems’ high performance X-Series and C-Series of unified threat management appliances.

•                  Achievement of dual certification for web content filtering and installed spyware from West Coast Labs, one of the world’s foremost independent test laboratories of security and software solutions. Websense is the first company to achieve this dual certification.

•                  Announcement of new security features for Websense Web Security Suite and Lockdown Edition™ Version 6.2, including malicious traffic management, comprehensive Microsoft XP desktop firewall integration and management of non-Port 80 HTTP traffic. The new releases of Websense Enterprise and the Security Suites became generally available today.

•                  Commencement of a new joint marketing program with Microsoft and Network Engines to expand the channel and create demand for an integrated security solution that includes Websense Web

Security Suite and Microsoft ISA Server software and the Network Engines NS Series security appliances.

•                  The launch of Websense Web Protection Services™, featuring SiteWatcher™, Brandwatcher™ and the new Threatwatcher™ services to provide enhanced, proactive protection. Websense Web Protection Services are available only as part of the Websense Web Security Suite offering.

•                  Continued growth in the number of subscribing seats, with seats under subscription increasing by approximately 200,000 seats from the prior quarter, to 24.1 million.

•                  Strong customer renewals, consistent with the recent historical range of 75 to 80 percent. Revenue recognized from renewed business was approximately 65 percent of first quarter total revenue, compared with similar levels in both the first quarter and fourth quarters of 2005.

•                  An increase in the number of seats with Websense Enterprise® plus one or more add-on products to approximately 62 percent from approximately 60 percent in the fourth quarter of 2005, and approximately 50 percent in the first quarter of 2005.

•                  Security-related billings of approximately 36 percent of total first quarter billings, compared to approximately 28 percent in the prior quarter. Security-related products include Websense Web Security Suite and Websense Web Security Suite – Lockdown Edition, which combine Websense Enterprise with security-related add-on products in a single solution. Security-related billings also include purchases of security add-on products, such as the Security Premium Group™, Real Time Security Updates, Instant Message Attachment Manager™, Client Policy Manager™ and Remote Filtering, outside the suite offerings.

•                  Continued growth outside the United States, with international revenue accounting for approximately 35 percent of total revenue in the quarter, compared to approximately 34 percent in the fourth quarter of 2005 and approximately 32 percent in the first quarter of 2005.

•                  An average annualized contract value of approximately $7,700, compared to approximately $9,000 in the fourth quarter of 2005 and approximately $7,700 in the first quarter of 2005.

•                  A billings mix of approximately 52 percent one-year subscriptions, compared to approximately 47 percent in the fourth quarter of 2005, and approximately 56 percent in the first quarter of 2005.  The average duration of subscriptions billed during the first quarter, based on the total value of first quarter billings, was 22.2 months, compared to 23.2 months in the fourth quarter of 2005 and 21.2 months in the first quarter of 2005.

•                  Recognition of the company’s outstanding financial performance and product leadership position by several publications and industry organizations, including:

•                  Inclusion on the Forbes Magazine’s list of “Top 25 Fastest Growing Technology Companies” for the third consecutive year.

•                  Winner of the 2006 SC Magazine’s Reader Trust Awards for “Best Web Filtering” product with Websense Web Security Suite.

•                  Winner of CMP Media product comparison of web filtering solutions for small and medium businesses.

Second Quarter 2006 Outlook

Websense provides guidance on its anticipated financial performance for the coming quarter based on its assessment of the current business environment and historical seasonal trends in its business. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change. For the second quarter of 2006:

•                  Billings are expected to be in the range of $52 to $55 million.

•                  Subscription revenue is expected to be in the range of $43.5 to $44.5 million.

•                  Stock-based compensation expense, reported in compliance with FAS 123R, is expected to total approximately $5 million.

•                  GAAP gross margin is expected to be approximately 92 percent of revenue. Non-GAAP gross margin, which excludes stock-based compensation expense, is expected to remain at approximately 93 percent of revenue.

•                  GAAP operating margin is expected to be 23 to 24 percent of revenue. Non-GAAP operating margin, which excludes stock-based compensation expense, is expected to be 34 to 35 percent of revenue.

•                  The effective tax rate is expected to be approximately 35 percent.

•                  Based on the above revenue and expense structure, GAAP earnings are expected to be approximately 16 to 17 cents per diluted share. Non-GAAP earnings per diluted share, excluding stock-based compensation expense and related tax effects, are expected to be approximately 24 to 25 cents.

Conference Call

Websense is hosting a conference call and simultaneous webcast today at 4:30 p.m. EDT (1:30 pm PDT), to discuss these results. To participate in the call, investors should dial (800) 289-0496 (domestic) or (913) 981-5519 (international) 10 minutes prior to the scheduled start of the call. The webcast may be accessed via the internet at www.websense.com/investors. An audio archive of the webcast will be available on the company’s website through June 30, 2006, and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 4543304.

Non-GAAP Financial Measures

This press release provides financial measures for net income and earnings per diluted share that exclude stock-based compensation expense and the related tax effects, are therefore are not calculated in accordance with generally accepted accounting principles (GAAP). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historical operating results prior to the adoption of FAS 123R. A reconciliation of the GAAP and non-GAAP income statements for the first quarter is provided at the end of this press release.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense has provided this measurement in press releases reporting financial performance, presently and in the past, because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings and deferred revenue for the first quarter of 2006 is set forth at the end of this press release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in web security and web filtering software, is trusted to protect 24 million employees worldwide. Websense proactively discovers and immediately protects customers against web-based threats such as spyware, phishing attacks, viruses and crimeware with maximum protection and minimal effort. With diverse partnerships and integrations, Websense enhances our customers’ network and security environments. For more information, visit www.websense.com.

© 2006, Websense, Inc. All rights reserved. Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

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This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, customer acceptance of the company’s services, products and fee structures; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Tables to follow

Websense, Inc.

Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2006	2005

Revenue	$42,434	$34,182

Cost of revenue	3,378	2,500

Gross margin	39,056	31,682

Operating expenses:
Selling and marketing	18,014	12,328
Research and development	5,443	4,024
General and administrative	5,208	2,871
Total operating expenses	28,665	19,223
Income from operations	10,391	12,459
Other income, net	2,635	954
Income before income taxes	13,026	13,413
Provision for income taxes	4,827	4,801
Net income	$8,199	$8,612

Basic net income per share	$0.17	$0.18
Diluted net income per share	$0.17	$0.17

Basic common shares	47,948	47,345
Diluted common shares	49,047	49,483

Financial Data:
Total deferred revenue	$176,525	$133,608

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$20,491	$61,629
Marketable securities	327,871	258,760
Accounts receivable, net	30,365	50,570
Prepaid income taxes	1,970	1,962
Current portion of deferred income taxes	15,772	15,772
Other current assets	3,441	3,467
Total current assets	399,910	392,160

Property and equipment, net	5,439	4,923
Deferred income taxes, less current portion	7,243	6,043
Deposits and other assets	573	549

Total assets	$413,165	$403,675

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,252	$2,073
Accrued payroll and related benefits	7,632	8,476
Other accrued expenses	6,165	5,085
Income taxes payable	6,246	2,305
Current portion of deferred revenue	117,738	119,118
Total current liabilities	139,033	137,057

Deferred revenue, less current portion	58,787	60,807

Stockholders’ equity:
Common stock	251	249
Additional paid-in capital	208,076	198,077
Treasury stock	(57,244)	(48,340)
Retained earnings	64,648	56,449
Accumulated other comprehensive loss	(386)	(624)
Total stockholders’ equity	215,345	205,811

Total liabilities and stockholders’ equity	$413,165	$403,675

Websense, Inc.

Reconciliation of Billings to Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance December 31, 2005	$179,925
Billings first quarter 2006	39,034
Revenue recognized first quarter 2006	(42,434)
Deferred revenue balance March 31, 2006	$176,525

Reconciliation of Consolidated Income Statement GAAP to Non-GAAP

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31, 2006
		SFAS 123R
	GAAP	Adjustment	Non-GAAP

Revenue	$42,434	$—	$42,434

Cost of revenue	3,378	326	3,052

Gross margin	39,056	326	39,382

Operating expenses:
Selling and marketing	18,014	1,951	16,063
Research and development	5,443	841	4,602
General and administrative	5,208	1,622	3,586
Total operating expenses	28,665	4,414	24,251
Income from operations	10,391	4,740	15,131
Other income, net	2,635	—	2,635
Income before income taxes	13,026	4,740	17,766
Provision for income taxes	4,827	1,160	5,987
Net income	$8,199	$3,580	$11,779

Diluted net income per share	$0.17	$0.07	$0.24

Diluted common shares	49,047	49,047	49,047